Investor Relations Contact Information
Phone: (703) 918-2420
8000 Towers Crescent Drive	E-mail: info@arielway.com
Suite 1220
Vienna, VA 22182
(703) 918-2420
http://www.arielway.com

Ariel Way, Inc. Issues Letter to Shareholders

Vienna, VA, January 24, 2007 -- Ariel Way, Inc., (OTC Bulletin Board: AWYI) Chairman, President and CEO Arne Dunhem issued the following Letter to Shareholders:

Dear Ariel Way Shareholders:

Some of you have called the Company recently asking questions regarding the Company's strategy, future, and stock price. I would like to take this opportunity to recap some of our key activities over the last several months, address a number of your questions, and outline some intentions for our going forward strategy.

I would like you to be aware that we filed with the Securities and Exchange Commission on January 16, 2007 our annual Report on Form 10-KSB.

Background

Ariel Way, Inc. is a technology and services company for highly secure global communications, multimedia and digital signage solutions and technologies. We are focused on developing innovative and secure technologies, acquiring and growing profitable advanced technology companies and global communications service providers and creating strategic alliances with companies in complementary product lines and service industries.

As part of our multimedia communications solutions services, we have been focused on growing our current customer base, developing and deploying solutions for corporate encrypted Business Television (BTV) services, digital signage and interactive media delivered over a combination of satellite, terrestrial and wireless local networks. Our subsidiary Ariel Way Media, Inc. (“Ariel Way Media”) provides a select set of services to include BTV services for one of the biggest banking groups in the United Kingdom. This banking group has over 1,500 bank branch offices throughout the U.K. and we provide BTV services to most of them. We recently announced that we have formed a new U.K. subsidiary Ariel Way Media, Ltd. to support these services and our other future activities in Europe based out of the U.K.

We also previously provided services to leading technology and manufacturing companies throughout the United States but in 2006 we closed this operation. One of the main reasons was that the profitability for the U.S. operation would not support the high expenses for the utilized satellite services. This unprofitable operation unfortunately caused the build-up of significant liabilities to the satellite services provider Loral Skynet Network Services, Inc. (“Loral Skynet”). We have been in negotiations with Loral Skynet since late 2005, but have not yet been able to reach a final resolution. As disclosed in our Annual Report on Form 10-KSB filed on January 16, 2007, this is still a potential financial risk to the operation of our Company.

You may recall that we were initially named Netfran Development Corp., and we provided franchise Internet web site design and consulting services until, in February, 2005, when we acquired Ariel Way. Ariel Way was engaged in the development of highly secure global communications technologies. We ceased after our acquisition of Ariel Way to conduct the franchise business we had previously conducted in order to concentrate solely on the development of the highly secure global communications technology business. We were during year 2005 active with the development of secure communications solutions and in April 2005 we acquired the operational assets for BTV services from Loral Skynet. This acquisition provided us with several customer contracts in both the U.S. and in the U.K. and operational equipment to provide the BTV services.

Strategy Going Forward

We have over the last several months been researching extensively alternative potential profitable operations that would build on our experience from our BTV services that we are currently providing in the U.K. and previously provided in the U.S. This experience includes e.g. network roll-out, installation, operation, monitoring, help-desk, maintenance, and satellite services for large scale corporate networks.

We believe going forward that in addition to our current BTV services, our services should expand with a goal of the building of a state-of-the-art U.S. nationwide Digital Signage Network (“DSN”) with advanced high-quality digital displays like High-Definition 42-inch or 52-inch plasma or LCD large screen displays. These displays are intended to be installed at different retail venues that include e.g. shopping malls and shopping centers, major supermarkets, and various department stores. Revenue will be generated by selling advertising time to advertising agencies or directly to advertising clients on the various DSN displays.

In developing the new network and services, it is critical that we work directly with a number of strategic partner companies including equipment and display manufacturing companies, content production, installation, maintenance, and satellite services companies.

As we further develop the new services and the nationwide network, we intend to make announcements to keep the Ariel Way Shareholders abreast of new exciting developments.

Stock Price

Many of our Shareholders have been very concerned about the current stock price and the serious decline it has experienced over the last eighteen months. I am also very concerned. However, I am more concerned about building the intrinsic value per share of our Company than in the day-to-day fluctuations in our stock price. Here's what I am doing to work to attempt to rebuild the Shareholder value:

First, we need to continue to restructure our operation and rebuilding the Company to become a profitable going concern with growing revenues and new exciting business operations. This may also include the possible acquisition of profitable operations that fit our synergy.

Second, we need to re-establish our investor’s trust in us such that we can re-build access to various funding alternatives.

Third, we need to expand our management team and Board of Directors to accelerate the growth of the company and to ensure adequate corporate governance.

Fourth, we need to continue the development of new strategic relationships to further strengthen our current and new services and operations going forward.

As we go, we need to engage discussions with several highly respected investment banks about sponsorship. This would involve access to bigger pools of capital, potential research coverage and other benefits. In turn, this could translate into greater institutional interest in the Ariel Way stock. I have previously had some discussions with potential investors, including institutions, and will continue to expand these discussions. As our market capitalization increases, the importance of having large, deep-pocketed investors who can commit to buy millions of shares of Ariel Way at a time becomes more and more important. My intent is to solidify strengthened banking relationships during the next several months which may bring significant firepower to bear on the Ariel Way story.

Ultimately, we need to look for the possibility of a listing on a U.S. exchange. Currently, we are subject to the SEC's "penny stock rules" because we are on the Bulletin Board and our stock price is less than $5.00 per share. That means that stockbrokers cannot legally "solicit" their clients to buy Ariel Way stock. Also, many institutions are limited to buying only listed stocks - a key advantage of getting listed.

In closing, I would like to personally thank each and every Shareholder for their support. Stock prices do not go up every day, but the strategies we are pursuing, I am confident, will cause our intrinsic value per share to continue to climb. That will, I strongly believe, translate into positive shareholder value over time. I am proud to be your CEO and look forward to be part of building Ariel Way into a large, profitable company.

Respectfully,

Arne Dunhem
Chairman, President and CEO
Ariel Way, Inc.

About Ariel Way, Inc.
Ariel Way, Inc., a Florida corporation (“Ariel Way” or the “Company”), is a technology and services company for highly secure global communications, multimedia and digital signage solutions and technologies. The Company is focused on developing innovative and secure technologies, acquiring and growing profitable advanced technology companies and global communications service providers and creating strategic alliances with companies in complementary product lines and service industries.

More information about Ariel Way can be found on the web at http://www.arielway.com.

Forward-Looking Statements: Certain of the statements contained herein may be, within the meaning of the federal securities laws, "forward-looking statements," which are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. See the Company's Form 10-KSB for the fiscal year ended September 30, 2006 for a discussion of such risks, uncertainties and other factors. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. These forward- looking statements are based on management's expectations as of the date hereof, and the Company does not undertake any responsibility to update any of these statements in the future.